UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 13, 2006
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	000-49762 (Commission File Number)	66-0555678 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On January 13, 2006, Triple-S Management Corporation (the “Corporation”) issued a press release announcing that its Board of Directors authorized and directed management to commence the process of promoting an initial public offering for the Corporation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events
On January 13, 2006, the Board of Directors of the Corporation declared a cash dividend of $6,225,800.00 to be distributed pro rata among all of the issued and outstanding common shares of the Corporation, except for the issued and outstanding common shares of the Corporation that have been granted to the community directors of the Corporation. The dividend will be payable on January 20, 2006 to the shareholders of record as of the close of business on January 16, 2006.
Item 9.01 Financial Statements and Exhibits
          (c) Exhibits. The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
     99.1 Press Release dated January 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
Date: January 13, 2005	By:	/s/ Ramón M. Ruiz Comas
		Name:	Ramón M. Ruiz-Comas
		Title:	President & Chief Executive Officer